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                                                                  EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 of Clear Channel Communications, Inc. of our report dated March 6, 1998, relating to the consolidated financial statements of Universal Outdoor Holdings, Inc., which appears in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated March 12, 1998, as amended by Form 8-K/A filed on March 23, 1998 and Form 8-K/A filed on February 23, 1999.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Chicago, Illinois
February 17, 2000